Exhibit 4-b


Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of The Depository Trust Company (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

No. __                                                              $___________
CUSIP No. 079860AJ1


                              BELLSOUTH CORPORATION

                        $800,000,000 4.75% Notes due 2012

         BellSouth Corporation, a Georgia corporation (herein referred to as the "Company"), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of ____________ million ($___________) Dollars on November 15, 2012, at the office or agency of the Company in The City of New York, New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, on May 15 and November 15 (each, an "Interest Payment Date"), commencing May 15, 2005, on said principal sum at the rate per annum specified in the title of this Note, at said office or agency, in like coin or currency, from the most recent Interest Payment Date to which interest on the Notes has been paid preceding the date hereof (unless the date hereof is an Interest Payment Date to which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to the first payment of interest, in which case from November 15, 2004) until payment of said principal sum has been made or duly provided for. The interest so payable on any Interest Payment Date, and punctually paid or duly provided for, will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note (or any predecessor Note) shall be registered at the close of business on the May 1 prior to such May 15 or the November 1 prior to such November 15 (each such date, a "Regular Record Date"), as the case may be, unless such Regular Record Date shall not be a business day (which shall be any day other than a "Legal Holiday" as defined in said Indenture), in which event the business day next preceding. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a special record date (a "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 15 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         So long as this Note is registered in the name of Cede & Co., payments of interest hereon shall be made in immediately available funds; otherwise, payments of interest may be made at the option of the Company by check or draft mailed to the address of the person entitled thereto at such address as shall appear on the Note register.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

         This Note shall not be valid or become obligatory for any purpose until the appropriate certificate of authentication hereon shall have been executed by or on behalf of the Trustee under the Indenture referred to on the reverse hereof.

         IN WITNESS WHEREOF, BellSouth Corporation has caused this Instrument to be signed by its President or one of its Vice Presidents and by its Treasurer, an Assistant Treasurer, Secretary or Assistant Secretary, each by a facsimile of his signature, and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

         Dated November 15, 2004

                                             BELLSOUTH CORPORATION


                                             By:
                                                    ----------------------------
                                                    Lynn Wentworth
                                                    Vice President and Treasurer

                                             By:
                                                     ---------------------------
                                                     Marcy A. Bass
                                                     Assistant Secretary

                                                    [Seal]

                                               Certificate of Authentication


         This is one of the Notes described in the within-mentioned Indenture.


                                              The Bank of New York, as Trustee


                                              By:
                                                   -----------------------------
                                                   Authorized Signatory

                                     Reverse

                              BELLSOUTH CORPORATION

         This Note is one of a duly authorized series of Notes of the Company, designated as set forth on the face hereof (including the Additional Notes referred to below, herein referred to as the "Notes"), initially limited to the aggregate principal amount of $800,000,000, all issued or to be issued under and pursuant to an indenture dated as of August 15, 2001 (the "Indenture"), duly executed and delivered by the Company to The Bank of New York, as trustee (herein referred to as the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders (the words "Holders" or "Holder" meaning the registered holders or registered holder) of the Notes and the terms upon which the Notes are to be authenticated and delivered.

         The Company may issue additional notes (the "Additional Notes") under the Indenture having the same terms in all respects as the Notes (or in all respects except for the payment of interest on the Notes (i) scheduled and paid prior to the date of issuance of such Additional Notes or (ii) payable on the first Interest Payment Date following such date of issuance). Such Additional Notes shall be treated as part of the same series as the Notes for all purposes under the Indenture and shall vote together with the Notes as part of the same class.

         In case an Event of Default, as defined in the Indenture, with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration, shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the outstanding Notes, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture. The Indenture also provides that the Holders of not less than a majority in principal amount of the outstanding Notes may waive certain past defaults and their consequences on behalf of the Holders of all Notes. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

         The Indenture contains provisions setting forth certain conditions in the institution of proceedings by Holders of Notes with respect to the Indenture or for any remedy under the Indenture.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

         The Notes are issuable as registered Notes without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. At the office or agency of the Company designated for such purpose and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged without a service charge for a like aggregate principal amount of Notes of other authorized denominations having the same maturity, interest rate, redemption provisions and original issue date.

         The Notes may be redeemed, as a whole or in part, at the option of the Company, at any time or from time to time, on at least 30 days', but not more than 60 days', prior notice mailed to the registered address of each holder of Notes. The redemption prices will be equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed, or (ii) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the Treasury Rate (as defined below) plus 15 basis points. In each case, accrued interest will be payable to the redemption date.

         "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield-to-maturity (computed as of the second business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

         "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

         "Comparable Treasury Price" means, with respect to any redemption date,
(1) the average of five Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest of such Reference Treasury Dealer Quotations or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

         "The Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

         "Reference Treasury Dealer" means each of J.P. Morgan Securities Inc. and Lehman Brothers Inc. and their respective successors and three other primary U.S. Government securities dealers (each a "Primary Treasury Dealer") selected by the Company. If any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer.

         "Remaining Scheduled Payments" means, with respect to each note to be redeemed, the remaining scheduled payments of principal of and interest on such note that would be due after the related redemption date but for such redemption. If such redemption date is not an interest payment date with respect to such note, the amount of the next succeeding scheduled interest payment on such note will be reduced by the amount of interest accrued on such note to such redemption date.

         On and after the redemption date, interest will cease to accrue on the notes or any portion of the notes called for redemption (unless the Company defaults in the payment of the redemption price and accrued interest). On or before the redemption date, the Company will deposit with a paying agent (or the Trustee) money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on such date. If less than all of the Notes of any series are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

         The repayment price of any Note redeemed at maturity will equal the principal amount of the Note.

         The terms of the Notes do not prevent Company from purchasing Notes on the open market.

         Notice of redemption will be given to the Holders of these Notes not more than 60 nor fewer than 30 days prior to the date fixed for redemption.

         In the event of redemption of this Note in part only, a new Note or Notes of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         Upon due presentment for registration of transfer of this Note at the office or agency of the Company designated for such purpose, a new Note or Notes of this series, of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in, and subject to the limitations in, the Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

         The Company, the Trustee, any paying agent and any Note registrar may deem and treat the Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Note registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         This Note shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State.